Exhibit 10.7
2007 STOCK INCENTIVE PLAN
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
OPTION AGREEMENT
INCENTIVE STOCK OPTION
(Non-Assignable)
THIS CERTIFIES that on                     , 20___,                                          (the “Holder”) was granted an option (“Option”) to purchase at the Option exercise price of $                     per share all or any part of                                          fully paid and non-assessable shares (“Shares”) of the common stock of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), pursuant to the 2007 Stock Incentive Plan of Specialty Underwriters’ Alliance, Inc. (the “Plan”), upon and subject to the following terms and conditions.
This Option shall expire on                     , 20___.
This Option may be exercised or surrendered during the Holder’s lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.
Except as otherwise provided pursuant to the Plan [or as set forth in the Employment Agreement (“Employment Agreement”) dated as of                      between the Corporation and the Holder], this Option shall vest and become exercisable as follows: [ADD VESTING RATE], provided that the Holder is still in the employ or service of the Corporation or a Subsidiary on the applicable vesting date. In no event, however, may the Option be exercised on or after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to [the Employment Agreement or, to the extent not inconsistent with the Employment Agreement,] the Plan in connection with the Holder’s termination of employment or service with the Corporation or its Subsidiaries.
The Option and this Option agreement are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this agreement. Capitalized terms not otherwise defined in this agreement shall have the same meanings as defined in the Plan. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above. By countersigning below, the Holder agrees to be bound by all of the terms and conditions of this agreement and of the Plan.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:

Acknowledged and agreed to:

[Holder]

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